Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Eisenberg and Christian G. Le Brun, and each of them singly, true and lawful attorneys-in-fact and agents, with full power to them (including the full power of substitution and resubstitution), to sign for him and in his name, place and stead, in the capacity or capacities set forth below, (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 to be filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and (2) any amendments to the foregoing Annual Report, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Marc J. Eisenberg	Chief Executive Officer and President	March 10, 2011
Marc J. Eisenberg	(principal executive officer)

/s/ Jerome B. Eisenberg	Chairman of the Board	March 14, 2011
Jerome B. Eisenberg

/s/ Didier Delepine	Director	March 9, 2011
Didier Delepine

/s/ Marco Fuchs	Director	March 11, 2011
Marco Fuchs

/s/ Hans E. W. Hoffmann	Director	March 11, 2011
Hans E.W. Hoffmann

/s/ John Major	Director	March 9, 2011
John Major

/s/ Gary H. Ritondaro	Director	March 9, 2011
Gary H. Ritondaro

/s/ Timothy Kelleher	Director	March 9, 2011
Timothy Kelleher

/s/ John R. Wood	Director	March 9, 2011
John R. Wood

Executive Vice President and
/s/ Robert G. Costantini	Chief Financial Officer (principal financial	March 10, 2011
Robert G. Costantini	and accounting officer)